Exhibit 10.5

STORE CAPITAL CORPORATION

DIRECTOR COMPENSATION PROGRAM

ADOPTED BY THE BOARD OF DIRECTORS

This Director Compensation Program (the “Program”) was adopted by the Board of Directors (the “Board”) of STORE Capital Corporation (the “Corporation) on August 27, 2014 in connection with its initial public offering of its common stock.  This Program may be amended by the Board, in whole or in part, at any time and in the Board’s discretion.

COMPENSATION AND RESTRICTED STOCK AWARDS FOR DIRECTORS AND COMMITTEE MEMBERS

Title	Compensation and Reimbursement of Expenses	Restricted Stock Awards	Vesting Schedule of Restricted Stock Awards

Independent Director and Chairman of the Board of Directors*	$200,000 annual cash retainer and travel expense reimbursement for attendance at meetings of the Board of Directors	$200,000 annually	Vest over 4 years

Independent Director (non-Chairman of the Board of Directors)

$50,000 annual cash retainer, travel expense reimbursement for attendance at attendance at meetings of the Board of Directors and $2,000 per meeting for each meeting of the Board of Directors in excess of six (6) meetings per year

		$80,000 annually	Vest annually at end of each year

Non-independent Director	Travel expense reimbursement for attendance at meetings of the Board of Directors	None	N/A

Audit Committee Chairman	$17,500 annual cash retainer, if an Independent Director and not the Chairman of the Board of Directors	None	N/A

Audit Committee Member (non-Chairman)	None	None	N/A

Compensation Committee Chairman	$10,000 annual cash retainer, if an Independent Director and not the Chairman of the Board of Directors	None	N/A

Title	Compensation and Reimbursement of Expenses	Restricted Stock Awards	Vesting Schedule of Restricted Stock Awards

Compensation Committee Member (non-Chairman)	None	None	N/A

Nominating and Corporate Governance Committee Chairman	$10,000 annual cash retainer, if an Independent Director and not the Chairman of the Board of Directors	None	N/A

Nominating and Corporate Governance Committee Member (non-Chairman)	None	None	N/A

*Applies only to Morton H. Fleischer